EXHIBIT 10.1

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CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST UNDER 17 C.F.R. SECTIONS 24b-2, 200.80(B)(4) AND 230.406.

AMENDMENT TO THE DEVELOPMENT,
MANUFACTURING AND SUPPLY AGREEMENT

This Amendment to Development, Manufacturing and Supply Agreement (the “Amendment”), dated as of February 28, 2005 between Kensey Nash Corporation, a Delaware corporation, having its principal place of business at 55 East Uwchlan Avenue, Exton, PA 19341 (hereinafter referred to as “KNC”) and Orthovita, Inc., a Pennsylvania corporation, having its principal place of business at 45 Great Valley Parkway, Malvern, PA 19355 (hereinafter referred to as “Orthovita”).

WHEREAS, KNC and Orthovita are parties to a certain DEVELOPMENT, MANUFACTURING, AND SUPPLY AGREEMENT, dated March 25, 2003 (the “Agreement”);

WHEREAS, KNC and Orthovita have benefited and continue to benefit from products developed jointly by the parties;

WHEREAS, KNC and Orthovita wish to extend the term of the Agreement and make certain other modifications to same regarding the development, manufacturing, marketing and sale of medical devices for orthopedic applications; and

WHEREAS, KNC and Orthovita wish to rely on this Amendment for business planning and other related reasons.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements provided herein, the parties hereto, intending to be legally bound hereby, agree as follows:

 1. The Parties hereto agree that the enumerated sections of the Agreement shall be amended and restated as follows:

 “2.1 This Agreement shall commence on the Effective Date and, unless earlier terminated as provided herein, continue for ten (10) years from the date of the First Commercial Sale (the “Initial Term”). The Initial Term shall be automatically extended for one additional three (3) year term (the “Successive Term”), unless written notice is provided by either party at least six months prior to the expiration of the Initial Term (the Initial Term and the Successive Term are collectively referred to as the “Term”).”; and

“12.1 Neither party may assign or transfer this Agreement, in whole or in part, to a third party without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, either party to this Agreement may, upon prior written notice to the other party, assign or otherwise transfer this Agreement, without the other party’s consent, to a third party (the “Acquiring Party”) with whom such party to this Agreement consolidates or merges or to whom such party to this Agreement sells all or substantially all of its stock or assets (the “Transaction”). Furthermore, any party hereto undergoing a Transaction shall inform any such third party of this Agreement, and any amendments hereto.”

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3. It is agreed that the following new section 15.5 shall be added by this Amendment:

“15.5 Notwithstanding anything herein to the contrary, following any Transaction, (a) the provisions of Section 15.1 or 15.2, as appropriate, shall extend and be deemed to apply to Losses suffered or incurred by either party hereto, and (b) the limitations contained in Section 15.4 shall not apply to any claim of either party against the other party, but only to the extent that the Loss arises out of a failure to supply by KNC, or a failure to purchase by Orthovita, under the Agreement.”
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4. Amendment and Waiver. This Amendment may be amended, and any provision of this Amendment may be waived, provided that any such amendment or waiver will be binding on each party only if same is set forth in a writing executed by such parties. Waiver of a breach of the Amendment shall not constitute a waiver of any other subsequent breach of the Amendment. The waiver of any provision of this Amendment shall not constitute a continuing waiver of that provision or a waiver of any other provision of this Amendment.

5. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Amendment shall be done so in accordance with the provisions of the Agreement.

6. Severability. Whenever possible, each provision of this Amendment will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

7. Counterparts. This Amendment may be executed in one or more counterparts all of which taken together will constitute one and the same instrument.

8. Governing Law. The law of the Commonwealth of Pennsylvania will govern, without regard to the conflicts of law provisions thereof, all questions concerning the construction, validity and interpretation of this Amendment and the performance of the obligations imposed by this Amendment.

9. Headings. Section headings used in this Amendment are for convenience only and form no part or in any way modify or define the text of meaning or any provision of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment through their duly authorized representatives as of the date first written above.

ORTHOVITA, INC			KENSEY NASH CORPORATION

By:	/s/	Antony Koblish	By:	/s/	Joseph W. Kaufman
		Antony Koblish			Joseph W. Kaufmann